UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 22, 2004

Date of Report (date of earliest event reported)

TIBCO Software Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-26579	77-0449727
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3303 Hillview Avenue

Palo Alto, California 94304-1213

(Address of principal executive offices)

(650) 846-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Item 5. Other Events

On April 22, 2004, TIBCO Software Inc. (the “Registrant”) issued a joint press release announcing that its Board of Directors has agreed with the Board of Directors of Staffware plc (“Staffware”) the terms of a recommended cash and share offer for the entire issued and to be issued share capital of Staffware to be made by Banc of America Securities Limited on behalf of the Registrant outside the United States and by the Registrant within the United States (the “Offer”). The text of the joint press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The Offer will be subject to the applicable requirements of the United States Securities and Exchange Commission and the Securities Exchange Act of 1934, as amended, as well as the requirements of the City Code on Takeovers and Mergers (the “Code”), the Panel on Takeovers and Mergers (the “Panel”), the London Stock Exchange and of the UK Listing Authority.

The Panel wishes to draw the attention of member firms of Nasdaq to certain UK dealing disclosure requirements following this announcement, which commences an Offer Period in accordance with the Code. The Code is published and administered by the Panel. An Offer Period is deemed to commence at the time when an announcement is made of a proposed or possible offer, with or without terms and will end on the date on which the Offer becomes or is declared unconditional as to acceptances or lapses or is otherwise withdrawn. Staffware has equity securities traded on the London Stock Exchange. The Registrant has equity securities traded on Nasdaq.

The disclosure requirements referred to above are set out in more detail in Rule 8 of the Code. Under the provisions of Rule 8.3, any person who, alone or acting together with any person(s) pursuant to an agreement or understanding (whether formal or informal) to acquire or control securities of Staffware and/or the Registrant, or who, as a result of any transaction becomes the owner or controller, directly or indirectly of one percent or more of any class of relevant securities of Staffware and/or the Registrant is required to disclose every dealing in any relevant securities of that company during the Offer Period. Relevant securities include Staffware’s shares, the Registrant’s shares, instruments convertible into, options in respect of, and derivatives referenced to, either Staffware’s Shares or the Registrant’s shares.

Under the provisions of Rule 8.1 of the Code, any such dealings by Staffware, the Registrant or by any of their respective “associates” (within the meaning of the Code) must also be disclosed.

Disclosure should be made in the appropriate form by no later than 12 noon London time on the London business day following the date of the dealing transaction. These disclosures should be sent to a Regulatory Information Service in the UK and to the Panel (fax number: +44 (0)20 7256 9386).

If you are in any doubt as to the application of the Rules to you, please contact an independent financial adviser duly authorized under the UK Financial Services and Markets Act 2000, consult the Panel’s website at www.thetakeoverpanel.org.uk or contact the Panel (telephone number: +44 (0)20 7638 0129, fax number: +44 (0)20 7256 9386).

Item 7. Financial Statements and Exhibits

(c)	Exhibits.

99.1	Press release of TIBCO Software Inc. dated April 22, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIBCO SOFTWARE INC.

Date: April 22, 2004	By:	/s/ Christopher G. O’Meara
	Name:	Christopher G. O’Meara
	Title:	Executive Vice President, Finance & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of TIBCO Software Inc. dated April 22, 2004.